REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Standard Gold Corp.
Apache Junction, Arizona

We have audited the accompanying balance sheet of Standard Gold Corp. ("the Company") (an exploration stage company) as of December 31, 2010, and the related statements of operations, stockholders' deficit, and cash flows for the period from January 12, 2010 (inception) to December 31, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Standard Gold Corp. as of December 31, 2010, and the results of its operations and its cash flows for the period from January 12, 2010 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has not generated any revenue, has a working capital deficiency, and has incurred operating losses since inception.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding these matters are also described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
June 15, 2011, except for the effects of the reverse stock split described in Note 6, as to which the date is August 26, 2011

STANDARD GOLD CORP.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

For the Period From January 12, 2010 (Inception) through December 31, 2010

STANDARD GOLD CORP.
(An Exploration Stage Company)

BALANCE SHEET

December 31, 2010

Assets

Current assets
Cash in trust account		$2,521

Other assets
Mineral property	100,300
Total Other Assets		100,300

Total Assets		$102,821

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable	$190
Accrued interest	9,558
Notes payable	130,800
Total Current Liabilities		140,548

Total Liabilities		140,548

Stockholders' Deficit

Common stock, 500,000,000 shares authorized, $ .0001 par value; 8,678,523 shares issuable	868
Additional paid in capital	1,953
Deficit accumulated during the exploration stage	(40,548)

Total Stockholders' Deficit		(37,727)

Total Liabilities and Stockholders' Deficit		$102,821

See Notes to Financial Statements

STANDARD GOLD CORP.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS

For the Period From January 12, 2010 (Inception) through December 31, 2010

Revenue		$-

Operating Expenses
Assessment work	$11,060
Filing fees	5,260
Auto rental	1,150
Legal	9,200
Professional fees	2,400
Travel	1,120
Total Operating Expenses		30,190

Net Operating Loss		(30,190)

Interest Expense		(10,358)

Net Loss		$(40,548)

See Notes to Financial Statements

STANDARD GOLD CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT

For the Period From January 12, 2010 (Inception) through December 31, 2010

				Deficit
	Common			Accumulated
	Stock		Additional	During the	Total
	Shares	Common	Paid In	Exploration	Stockholders'
	Issuable	Stock	Capital	Stage	Deficit

Common stock to be issued
Balance, January 12, 2010 (Inception)	-	$-	$-	$-	$-
Common stock issued for:
Acquisition of mineral property, January 2010	923,077	92	208	-	300
Common stock subscribed, March 2010	5,538,461	554	1,246	-	1,800
Common stock subscribed, July 2010	1,538,462	154	346	-	500
Common stock subscribed, August 2010	678,523	68	153	-	221
Net loss for the period	-	-		(40,548)	(40,548)

Balance, December 31, 2010	8,678,523	$868	$1,953	$(40,548)	$(37,727)

See Notes to Financial Statements

STANDARD GOLD CORP.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

For the Period From January 12, 2010 (Inception) through December 31, 2010

Cash Flows from Operating Activities

Net loss		$(40,548)

Adjustments to reconcile net loss to net cash used in operating activities
Increase in cash in trust account	$(2,521)
Increase in accounts payable	190
Increase in accrued expenses	9,558	7,227

Net Cash Used in Operating Activities		(33,321)

Cash Flows from Financing Activities
Proceeds from note payable	60,800
Repayment of note payable	(30,000)
Proceeds from sales of common stock	2,521

Net Cash Provided by Financing Activities		33,321

Net Change in Cash and Cash at Beginning
and Ending of Period		$-

Noncash Investing and Financing Activities
Issuance of common stock for acquisition of
mineral property from NPX Metals	$300

Issuance of Note payable for acquisition of
mineral property from NPX Metals	$100,000

See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Standard Gold Corp. (the "Company") was incorporated on January 12, 2010 under the laws of the State of Nevada. The Company's activities to date have been limited to the acquisition and exploration of mining properties. The Company has been in the exploration stage since its formation and has not realized any revenues from its planned operations.

The Company is a natural resource exploration company engaged in the exploration of precious metals in the western United States that may contain economic concentrations of mineralization. The Company's strategy is to acquire properties that are prospective for mineral exploration and may have undergone prior mineral exploration and mining. The Company plans to acquire federal lode claims and to identify and acquire additional mineral properties in the State of Nevada. Other mineral property acquisitions are contemplated in the States of Utah, Colorado, Arizona, California, and New Mexico. However, these potential acquisition properties have not been specifically identified. The Company's ability to complete these acquisitions will be subject to obtaining sufficient financing, obtaining and staking adequate state leases and concluding agreements with property owners on acceptable terms.

The Company has not determined whether its properties contain economic concentrations of minerals that are prospective for mining. As such, the Company is considered an exploration company. Since the Company is an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of the properties and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for future exploration is determined.

In 2010, the Company began negotiations to acquire a 90% interest in property located near Beatty, Nevada (“the Bullfrog Project”) owned by NPX Metals, Inc. (“NPX Metals”). As of December 31, 2010, the Company had issued 923,077 shares of common stock as consideration for the property interest. On May 1, 2011, the Company and NPX Metals agreed to final terms. See Note 6.

The remaining 10% interest in the Bullfrog Project was acquired by the Company from Bull Frog Holdings Inc., in June, 2010 in exchange for $100,000 cash paid directly by one of the Company’s lenders. Bull Frog Holdings, Inc. is an affiliate of NPX Metals.

NPX Metals owns more than 10% of the common stock of the Company. Other stockholders and management of the Company are also employees of NPX Metals.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with Accounting Standards Codification ASC 915, "Development Stage Entities". A development stage enterprise (or exploration stage company) is one in which planned and principal operations have not commenced or, if its operations have commenced, there has been no significant revenue there from. Development stage companies report cumulative costs from the enterprise's inception.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments and other short-term investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company had no cash or cash equivalent balances at December 31, 2010.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company capitalizes all costs related to the acquisition of mineral properties and expenses direct operating costs relating to the mineral properties. To date, the Company has not established the commercial feasibility of any exploration prospects.

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, "Income Taxes". Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company reports a liability, if any, for unrecognized tax benefits resulting from uncertain tax positions taken, or expected to be taken, in an income tax return. The Company has elected to classify interest and penalties related to unrecognized income tax benefits, if and when required, as part of income tax expense in the statement of operations. No liability has been recorded for uncertain income tax positions, or related interest or penalties as of December 31, 2010. The period ended December 31, 2010, is open to examination by taxing authorities.

LONG-LIVED ASSETS

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued, which is the same date as the independent auditors' report. See Note 6.

NOTE 3- INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a full valuation allowance of the deferred tax asset as of December 31, 2010. The components of the Company's deferred tax assets consists of the following as of December 31, 2010:

Deferred tax assets:

Net operating loss carry forward	$13,786
Less valuation allowance	(13,786)

Net deferred tax assets	$-

A reconciliation of the differences between the statutorry tax rate and the effective tax rate is as follows:

Federal statutory tax rate	34%
Change in valuation allowance	-34%

Net effective tax rate	0%

As of December 31, 2010, the Company has a net operating loss carry forward of $40,548 expiring in 2030.

NOTE 4- GOING CONCERN

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $40,548 since its inception, has not generated any revenue, has a working capital deficiency and requires additional capital for its contemplated operating and marketing activities. The Company's uncertain ability to successfully resolve these factors raises substantial doubt whether the Company can continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurance to that effect.

NOTE 5- NOTES PAYABLE

On December 23, 2010, the Company issued a $30,800 unsecured note payable to Copper Eagle, Inc. The note is payable within five days of demand and bears interest at the rate of 18% per annum.  The proceeds of the note were used to repay a previous bridge loan from PhytoMedical Technologies, Inc. in the amount of $30,000 with an additional $800 of accrued interest.

On December 23, 2010, the Company and PhytoMedical Technologies, Inc. signed a mutual release of a Securities Exchange agreement terminating the agreement and all provisions contained therein.  The Securities Exchange agreement had contemplated a reverse merger of the Company and PhytoMedical Technologies, Inc.

A note payable, dated June 21, 2010, in the amount of $100,000 was issued to Matchpoint International Limited. The unsecured note is payable on demand and bears interest at the rate of 18% per annum.

NOTE 6- SUBSEQUENT EVENTS

A note payable, dated April 8, 2011, in the amount of $10,100 was issued to Lindsay Capital Corp. The unsecured note is payable on demand and bears interest at the rate of 18% per annum. The proceeds of the note were used to pay audit fees for the period ending December 31, 2010. An officer of Lindsay Capital Corp. is also an officer of the Company.

On May 1, 2011, the Company entered into a final agreement whereby the Company acquired all of the working interest in the Bullfrog Project for a total consideration of a 3% net smelter return royalty due to NPX Metals.

The Bullfrog Project is located approximately 4 miles east of Beatty, Nevada, and consists of 79 lode mining claims and 3 patented mining claims totaling 1,707 acres in portions of Township 12 South, Range 46 E, Sections 1, 2, 10, 11, 12 and Township 11S, 46E, Sections 22, 26, 34, 35 and 36.

Records indicate that the Bullfrog Project has exploration work completed on it.  The property is contiguous to the Barrick Gold Bullfrog and Montgomery Shoshone mines which were in production from 1990 through 2001 and, according to Barrick records, produced 2.9 million ounces of gold.

The Company’s common shares were subject to a reverse split effective August 26, 2011, on a 1 for 3.25 basis.  All share data in the accompanying financial statements and notes have been retroactively restated to reflect the reverse split.